Marathon Patent Group Announces Results of Annual Meeting of Stockholders

LAS VEGAS, Nov. 19, 2019 (GLOBE NEWSWIRE) — Marathon Patent Group, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), today announced that on November 15, 2019, the Company held an annual meeting of stockholders (the “Meeting”). As of the record date for the Meeting, 7,853,461 shares of common and preferred stock were issued and outstanding. A total of 4,956,738 shares of common and preferred stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) Approval of issuance of shares over 19.99%. The share issuance was approved, and the votes were cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
1,804,876	34,329	4,825	3,112,708

(ii) The reelection of each of the Class II following current directors of the Company, who were candidates for reelection. The directors were reelected, and the votes were cast as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Vote
Michael Berg	1,769,235	-	74,648	3,112,855
Michael Rudolph	1,766,031	-	77,852	3,112,855

(iii) The ratification of the appointment of RBSM, LLP, as the Company’s independent registered certified public accountant for the fiscal year ended December 31, 2019. The appointment was ratified, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
4,736,421	84,758	135,412

Merrick Okamoto, Marathon Chief Executive Officer, stated, “With the shareholder approval of the issuance of shares for the acquisition, the Company is now able to consummate the balance of the purchase of the previously disclosed acquisition of 6,000 S-9 Bitmain 13.5 TH/s Bitcoin Antminers. We would like to thank our stockholders for their support in completing this acquisition. When all 7,200 Miners are fully deployed, which we anticipate will be completed before year end, the Company’s total HashRate will increase from 14 PH/s prior to the acquisition to approximately 98 PH/s.”

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Name: Jason Assad

Phone: 678-570-6791

Email: Jason@marathonpg.com